New England Bancshares, Inc.

  Annual Incentive Plan Design for CEO & President and Chief Financial Officer
                                Fiscal Year 2011

                       Highlights Overview and 2011 Goals


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CEO & CFO Annual Incentive Plan - Overview

To be effective, a structured incentive plan must:

-    Be supported by performance goals which can be easily assessed
-    Focus on critical  business  initiatives and objectives
-    Be controllable by incentive plan participants
-    Be clearly defined and easy to understand

An effective and contemporary incentive plan design generates awards based on performance relative to several measures (generally, no more than five) which are weighted to reflect their importance to the organization. This design focuses management and the Board on key results that must be accomplished during the performance period

Typical measures used for CEOs & CFOs are:

------------------------------------------    ------------------------------   ------------------------------------------------
Profitability/Net Operating                      Expense Control                        Strategic/Qualitative
Income/EPS/ROA
------------------------------------------    ------------------------------   ------------------------------------------------
Net Interest Margin                               Regulatory Compliance                 Efficiency Ratio
------------------------------------------    ------------------------------   ------------------------------------------------




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CEO & CFO Annual Incentive Plan    1        New England Bancshares, Inc. - 2011

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CEO & CFO Annual Incentive Plan - Overview (cont'd)

The recommended performance measures for the President & Chief Executive Officer, the Executive Vice President & Chief Financial Officer are:

-      Earnings per Share (EPS)

-      Efficiency Ratio

-      Discretionary/Qualitative

          - CEO: Consolidation Results; Board Education; Community Relations; Leadership
          -    CFO:  Consolidation  Results;  Expense Control;  Financial Goals;
               Growth
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CEO & CFO Annual Incentive Plan    2        New England Bancshares, Inc. - 2011



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Incentive Plan Award Opportunity for FY11

President & Chief Executive Officer

                                                             ----------------------------------------------------------------------
                                                                         Award as a Percent of Beginning Year Base Salary at
                                                                                   Various Performance Levels
---------------------------------- --------------------- --------------------------------------------------------------------------
          Measure                      Goal Weight             Below          Threshold(1)        Budget(2)           Maximum &
                                                              Threshold                                                Above (3)
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
EPS(4)                                     40%                    0%               4%                10%                14%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
Efficiency Ratio(4)                        20%                    0%               2%                 5%                 7%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
Discretionary/Qualitative(5)               40%                    0%               4%                10%                14%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
                Totals                    100%                    0%              10%                25%                35%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------

Notes:
(1)Level of performance at which awards begin to be paid
(2)The budgeted level should be achieved 60%/70% of the time
(3)Significantly better than budget (may be achieved 10% of the time)
(4)Specific EPS and Efficiency Ratio performance levels will be determined annually within the first 30 days of the fiscal year by the Compensation Committee based on the operating budget and financial condition.
(5)Evaluated by Compensation Committee/Board using the following guidelines:
     - Consolidation - Is the organization clearly defined? Have the executive roles going forward been communicated? Have all possible excess expenses been identified and addressed? Etc.
     - Board Education - Is the board informed of all industry trends? Are all board members involved appropriately via committee membership? Is there an orientation program for the board? Is the board succession plan effective?
     - Community Relations - Is the CEO visible in the community? Is the annual giving program sufficient and effective? Does the CEO participate on other boards and organizations?
     - Leadership - Does the CEO effectively communicate the Bank's strategic vision? Is the Bank positioned effectively in the market? Does the CEO anticipate industry trends and take appropriate action?

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CEO & CFO Annual Incentive Plan    3        New England Bancshares, Inc. - 2011

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Incentive Plan/Award Opportunity for FY11

Executive Vice President & Chief Financial Officer

                                                             ----------------------------------------------------------------------
                                                                         Award as a Percent of Beginning Year Base Salary at
                                                                                   Various Performance Levels
---------------------------------- --------------------- --------------------------------------------------------------------------
          Measure                      Goal Weight             Below          Threshold(1)        Budget(2)           Maximum &
                                                              Threshold                                                Above (3)
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
EPS(4)                                     30%                    0%               1.5%                4.5%                7.5%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
Efficiency Ratio(4)                        20%                    0%                1%                  3%                  5%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
Discretionary/Qualitative(5)               50%                    0%               2.5%                7.5%               12.5%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------
                Totals                    100%                    0%                5%                  15%                25%
-------------------------------- ----------------------- ----------------- ------------------ -----------------  ------------------

Notes:
(1)Level of performance at which awards begin to be paid
(2)The budgeted level should be achieved 60%/70% of the time
(3)Better than planned level (may be achieved 10% of the time)
(4)Specific EPS and Efficiency Ratio performance levels will be determined annually within the first 30 days of the fiscal year by the Compensation Committee based on the operating budget and financial condition.
(5)Evaluated by the CEO using the following guidelines:
     - Consolidation - Is the organization clearly defined? Have the executive roles going forward been communicated? Have all possible excess expenses been identified and addressed?
     - Expense Control - Have all unnecessary expenses been identified and addressed? How does the Bank compare to peers regarding expenses?
     - Financial Performance - Have the annual budget goals been met? Is the Bank a top performer? Does the CFO contribute to the success of the Bank by identifying trends and developing appropriate action plans?
     - Growth - Is the ALCO plan effectively managed? Is the Bank's capital position effectively managed? Is the financial reporting process effective in managing the Bank?

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CEO & CFO Annual Incentive Plan    4        New England Bancshares, Inc. - 2011

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Administrative Features - Considerations


Awards are earned by measuring several performance areas as determined by the CEO, Senior Managers and the Compensation Committee/Board each year. During the annual business planning process, critical organization-wide and department/individual measures and supporting goals are determined. Each Participant is assigned up to five goals with at least one being an organization goal. The measures/goals are weighted to reflect the importance of each goal to the overall success of NEBS; all goals should have a weight of 10% or more.

This Plan design requires that performance measures, weights and supporting goals be reviewed and reset/affirmed each year.

Each goal should have approximately a 60% - 70% probability of attainment at the planned/target level.

Performance is assessed at the end of each year. The degree to which the goals have been achieved will be assessed by the CEO, appropriate senior management and the Compensation Committee/Board.

Incentive awards generally may not be paid unless a threshold level of financial performance (e.g., EPS) is met. The Board, however, upon recommendation by the Chief Executive Officer may provide for incentive awards in extraordinary circumstances. Generally, such discretionary awards would not exceed the threshold award level.

Approved awards will be paid once a year within two and one-half months (i.e., by June 15) after NEBS fiscal year in which the awards are earned.

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CEO & CFO Annual Incentive Plan    5        New England Bancshares, Inc. - 2011

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Administrative Features - Considerations (cont'd)


At the time a cash payment is made, all applicable taxes (e.g., federal, state, FICA) will be withheld from the award.

Participation in the Annual Incentive Plan does not constitute any right or privilege regarding continued employment with New England Bancshares.

A Participant who voluntarily terminates after the end of the Plan year but before the award is paid will forfeit any award.

The Chief Executive Officer will administer the Annual Incentive Plan with oversight by the Compensation Committee and input from the Board. The Compensation Committee/Board is responsible for all actions regarding the CEO and for reviewing the CEO's recommendations for other members of the senior management team.

The Compensation Committee/Board has overall control of the Plan and has full power and authority to:
Interpret  the Plan's  provisions

     -    Approve Plan Participants
     -    Act on the CEOs recommendations
     -    Amend or terminate the Plan
     -    Approve the award for the CEO

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CEO & CFO Annual Incentive Plan    6        New England Bancshares, Inc. - 2011